EXHIBIT  23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-8 of Hybrid Fuel Systems, Inc., of our report dated March 24, 2005 and April 1, 2005 as to Note 1 and 12 and September 2, 2005 as to Note 2, which appears in the Registrant's Form 10KSB for the year ended December 31, 2004, as amended.

/s/  Brimmer,  Burek  &  Keelan  LLP

Brimmer,  Burek  &  Keelan  LLP
Tampa,  Florida

December  21,  2005